Exhibit 99.1

Arrowroot Acquisition Corp. Announces Postponement of Special Meeting of Stockholders

Marina Del Rey, CA, February 1, 2024 (GLOBE NEWSWIRE) -- Arrowroot Acquisition Corp. (“Arrowroot” or the “Company”) (NASDAQ: ARRWU, ARRW, ARRWW) today announced that its special meeting of stockholders (“Special Meeting”) will be postponed from its scheduled time of 9:00 a.m. Eastern Time on February 2, 2024 to 4:30 p.m. Eastern Time on February 2, 2024. The Special Meeting can still be accessed virtually by visiting www.virtualshareholdermeeting.com/ARRW2024SM2. You will need the 12-digit meeting control number that is printed on your proxy card to enter the Special Meeting. The record date for the Special Meeting remains December 8, 2023.

Stockholders who have previously submitted their proxies or otherwise voted and who do not want to change their vote need not take any action. Stockholders as of the record date can vote, even if they have subsequently sold their shares. Any stockholders who wish to change their vote and need assistance should contact Okapi Partners LLC at (212) 297-0720, or info@okapipartners.com. Stockholders who wish to withdraw their previously submitted redemption requests may do so prior to the rescheduled meeting by requesting that the transfer agent return such shares prior to 4:30 p.m. Eastern Time on February 2, 2024.

About Arrowroot

Arrowroot Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, stock purchase or similar business combination with one or more businesses. The management team is led by Matthew Safaii, as Chief Executive Officer, and Thomas Olivier, as President and Chief Financial Officer, each with decades of experience identifying, evaluating, advising and investing in transformational growth companies in the technology sector. While the Company intends to evaluate opportunities in many sectors, it believes the diverse experience and extensive relationship network of its management team, board and sponsor will drive particularly attractive investment opportunities in the enterprise software sector.

Participants in the Solicitation

The Company and iLearningEngines (“iLearningEngines”), and their respective directors and executive officers, and other members of their management and employees, under SEC rules, may be deemed participants in the solicitation of proxies of the Company’s stockholders in respect of the proposed business combination transaction involving Arrowroot and iLearningEngines (the “Proposed Business Combination”). Information about the directors and executive officers of the Company is set forth in the Company’s filings with the SEC. Information about the directors and executive officers of iLearningEngines and more detailed information regarding the identity of all potential participants, and their direct and indirect interests by security holdings or otherwise, will be set forth in the definitive proxy statement/prospectus for the Proposed Business Combination. Additional information regarding the identity of all potential participants in the solicitation of proxies to the Company’s stockholders in connection with the Proposed Business Combination and other matters to be voted upon at the special meeting, and their direct and indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement/prospectus, when it becomes available. Such interests may, in some cases, be different from those of iLearningEngines’ or the Company’s stockholders generally.

No Offer or Solicitation

This press release relates to a proposed transaction between iLearningEngines and ARRW. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information

This press release is being made in respect of the proposed business combination transaction involving Arrowroot and iLearningEngines, Inc. (such transaction, the “Proposed Business Combination”). This press release may be deemed to be solicitation material in respect of the Proposed Business Combination. The Proposed Business Combination will be submitted to the Company’s stockholders for their consideration. A full description of the terms of the Proposed Business Combination is provided in the Registration Statement that includes a preliminary prospectus with respect to the combined company’s securities to be issued in connection with the Proposed Business Combination and a preliminary proxy statement with respect to the shareholder meeting of the Company to vote on the Proposed Business Combination. The Company urges its investors, stockholders and other interested persons to read the Registration Statement, including the preliminary proxy statement/prospectus, amendments thereto as well as other documents filed with the SEC because these documents will contain important information about the Company, iLearningEngines and the Proposed Business Combination. After the Registration Statement is declared effective, the definitive proxy statement/prospectus to be included in the Registration Statement will be mailed to stockholders of the Company as of a record date to be established for voting on the Proposed Business Combination. Once available, stockholders will also be able to obtain a copy of the Registration Statement, including the proxy statement/prospectus, and other documents filed with the SEC without charge, by directing a request to: Arrowroot Acquisition Corp., 4553 Glencoe Ave, Suite 200, Marina Del Rey, California 90292. The preliminary and definitive proxy statement/prospectus to be included in the Registration Statement, once available, can also be obtained, without charge, at the SEC’s website (http://www.sec.gov).

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE BUSINESS COMBINATION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Media Contact:

Jessica Schmitt

jschmitt@arrowrootcapital.com

(310) 566-5967